Exhibit 99

Dillard’s, Inc. Announces Completion of Acquisition of CDI Contractors, LLC

LITTLE ROCK, Ark.--(BUSINESS WIRE)--Dillard’s Inc. (NYSE: DDS) (the “Company or “Dillard’s”) announced that it had completed a transaction to acquire the remaining fifty percent (50%) interest in CDI Contractors, LLC and CDI Contractors, Inc. (“CDI”) which it did not already own. The sellers were a trust established by William E. Clark who died in May, 2007 and Braggs Electric Construction Company which is controlled by the Clark family.

Dillard’s Director of Investor Relations, Julie J. Bull, stated, “CDI is a full service, national construction company and is well-known for delivering the highest quality construction services available. This investment should enhance the future for both Dillard’s and CDI.”

Dillard’s, Inc. is one of the nation’s largest fashion apparel and home furnishing retailers. The Company’s stores operate with one name, Dillard’s, and span 29 states. Dillard’s stores offer a broad selection of merchandise, including products sourced and marketed under Dillard’s exclusive brand names.

CONTACT:
Dillard’s Inc.
Julie J. Bull, 501-376-5965
Director of Investor Relations